UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 27, 2011

Fortune Brands, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9076	13-3295276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road

Deerfield, IL 60015

(Address of Principal Executive Offices) (Zip Code)

847-484-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) As previously announced, Fortune Brands, Inc. (“Fortune Brands” or the “Company”) plans to spin-off Fortune Brands Home & Security, Inc., the Company’s home and security business, to holders of shares of Fortune Brands common stock, subject to completion of detailed separation plans, customary regulatory approvals and final approval by the Company’s Board of Directors. In this Current Report on Form 8-K, we refer to this transaction as the “Spin-Off.”

Conditioned on the completion of the Spin-Off, (a) each of Bruce A. Carbonari, Chairman of the Board and Chief Executive Officer of the Company; Craig P. Omtvedt, Senior Vice President and Chief Financial Officer of the Company; Mark A. Roche, Senior Vice President, General Counsel and Secretary of the Company; Patrick J. Koley, Senior Vice President – Strategy & Corporate Development of the Company; and Mark Hausberg, Senior Vice President – Finance and Treasurer of the Company, will cease to serve in their respective positions effective as of date of the Spin-Off and (b) their employment with the Company will terminate effective on or around December 31, 2011.

(c) Conditioned on, and effective as of, the completion of the Spin-Off, Matthew J. Shattock will serve as President and Chief Executive Officer of the Company and will join the Company’s Board of Directors.

Mr. Shattock, age 48, has served as President and Chief Executive Officer of Beam Global Spirits & Wine, Inc. (“Beam Global”) since March 2009. Prior to joining Beam Global, Mr. Shattock was at Cadbury, plc, a leading global confectionary manufacturer, from 2003 to 2008, where he served as Region President, leading businesses first in the Americas, then in Europe, the Middle East and Africa. In these capacities, Mr. Shattock was responsible for sales, marketing, operations and overall business results. It is anticipated that Mr. Shattock, as an employee of the Company, will not receive any additional compensation for his service as director.

Conditioned on, and effective as of, the completion of the Spin-Off, Robert F. Probst will serve as Senior Vice President and Chief Financial Officer of the Company and Leo A. Mierzwicki will serve as Vice President and Corporate Controller of the Company.

Mr. Probst, age 43, has served as Senior Vice President and Chief Financial Officer of Beam Global since September 2008. Mr. Probst joined Beam Global after serving as Vice President, Finance, Strategy and Business Development at Baxter International, a global healthcare company, from 2005 to 2008, where he was responsible for finance, strategy and M&A for Baxter’s $4.0 billion Medication Delivery business unit.

Mr. Mierzwicki, age 41, has served as Vice President and Corporate Controller of Beam Global since May 2009. Mr. Mierzwicki joined Beam Global after serving as Assistant Controller of Trane, Inc. (formerly American Standard Companies), a diversified mechanical products manufacturer, from June 2007 to September 2008, where he was responsible for financial reporting matters. Prior to his employment with Trane, Mr. Mierzwicki was responsible for all finance and reporting matters as Chief Financial Officer of Liberty Lane Partners, a management and strategy advisory firm, from December 2006 to June 2007. Prior thereto, Mr. Mierzwicki was Assistant Corporate Controller with broad financial reporting responsibilities for Fisher Scientific International, Inc., a provider of scientific products and services, from January 2005 to December 2006.

On July 25, 2011, the Compensation and Stock Option Committee of the Board of Directors of the Company approved forms of severance agreement that the Company expects to enter into with each of Mr. Shattock and Mr. Probst prior to the Spin-Off. It is expected that these agreements would provide severance benefits in the event the executive’s employment is terminated either by the Company for reasons other than disability or cause, or by the executive for good reason.

The expected severance benefit would consist of:

•

an amount equal to the award the executive would have received under the Annual Executive Incentive Compensation Plan of the Company based upon actual Company performance for the calendar year in which the termination date occurs, prorated for the portion of the calendar year during which the executive was employed by the Company;

•

an additional period (24 or 18 months for Mr. Shattock and Mr. Probst, respectively, if not within 24 months following a change in control or three or two years for Mr. Shattock and Mr. Probst, respectively, if within 24 months following a change in control) of coverage under life, health, accident and medical plans; and

•

a multiple of the executive’s base salary, target annual incentive bonus, and any profit-sharing allocation and 401(k) matching contribution for the year prior to the year in which the termination takes place.

If Mr. Shattock experiences a qualifying termination of employment other than within 24 months following a change in control, his multiple for severance benefits is expected be two (2). If Mr. Shattock experiences a qualifying termination of employment within 24 months following a change in control, his multiple for severance benefits is expected to be three (3). Mr. Probst’s multiples are expected to be one and one-half (1.5) for qualifying terminations occurring other than within 24 months following a change in control and two (2) for qualifying terminations occurring within 24 months following a change in control.

These agreements would require the executive to sign a release of legal claims against the Company in order to receive any severance payments. The agreements would provide that severance benefits may be reduced to the extent necessary to avoid the imposition of an excise tax under Internal Revenue Code Section 280G (but only if the reduced amount would be greater than the net after-tax amount of severance benefits, taking into account payment of the excise tax). The agreements are also expected to contain various restrictive covenants, including a 12-month non-competition restriction for terminations that do not occur within 24 months following a change in control, a 12-month non-solicitation provision and a provision prohibiting the executive and the Company from making disparaging statements about the other either during or after the executive’s employment.

The Company expects to enter into new arrangements with Mr. Carbonari and Mr. Omtvedt in connection with the Spin-Off, but the details of such arrangements have not yet been determined. The Company will file an amendment to this Current Report on Form 8-K when such information becomes available.

The press release announcing certain of these matters is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of Fortune Brands, Inc. dated July 27, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS, INC.
(Registrant)

By:	/s/ Mark A. Roche
	Name:	Mark A. Roche
	Title:	Senior Vice President, General Counsel and Secretary

Date: July 27, 2011

Exhibit Index

Exhibit Number	Description

99.1	Press Release of Fortune Brands, Inc. dated July 27, 2011